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                                                                   Exhibit 10(v)

                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT is made as of the 19th day of May, 1993, between THE UNITED STATES SHOE CORPORATION, an Ohio corporation with principal offices at One Eastwood Drive, Cincinnati, Ohio 45227 (hereinafter called the "Company") and NOEL E. HORD, whose address is 20 Bragdon Avenue, Danbury, Connecticut 06811 (hereinafter called "Employee"), with regard to employment of the Employee by the Company.

     1. (a) During the term of this Agreement, the Company agrees to employ Employee and Employee agrees to serve the Company, including its subsidiaries, in a senior executive capacity with such title and duties as may be fixed by the Company from time to time, but consistent with, and initially as President and Chief Executive Officer of the Footwear Group. Employee acknowledges that he will serve in that capacity at the discretion of the President and Chief Executive Officer of the Company and may be assigned to other senior executive positions during the term of this Agreement.

        (b) During the term of this Agreement, Employee also agrees to devote to the Company's business and affairs his full business time and attention, so as to assure full and efficient performance of his duties hereunder; to give and devote his best and loyal efforts and skills to the Company; and, in all other respects, to do his utmost to enhance the Company's welfare. During the term of this Agreement, Employee shall not, without the Company's prior written consent, engage or participate, directly or indirectly, in any other business as a sole proprietor, partner, employee, officer, shareholder, trustee, advisor or consultant, or accept appointment or election as a director or in any other fiduciary or honorary capacity in any other business, venture or project; provided, however, that nothing in this Agreement shall preclude Employee from devoting his nonbusiness time and efforts to charitable, social and civic matters to the extent that such activities do not interfere with Employee's performance of his duties under this Agreement. Employee shall not be precluded from making investments as a limited partner or from owning securities which are traded on a national exchange or which are


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regularly quoted on the over-the-counter market and reported in the financial press, provided that with respect to any one limited partnership, Employee's interest in the capital and profits of such limited partnership does not exceed 5% and with respect to any one issuer such securities do not exceed 5% of the outstanding securities of such issuer.

     2. (a) The original term of this Agreement shall commence May 19, 1993 and end May 31, 1997. This Agreement and all of its terms shall be extended for successive one year terms from year to year thereafter, unless either party notifies the other in writing delivered on or before November 30, 1996, or November 30 of any subsequent year, of its or his desire to terminate the same on May 31, 1997 or any subsequent May 31.

        (b) If Employee exercises his right to terminate the Agreement as of May 31, 1997 or any subsequent May 31, the Company shall pay Employee a termination payment equal to his then current annual salary. The termination payment shall be payable in 12 equal monthly installments on the last day of each month, beginning on June 30 immediately following such termination. In the event that Employee is assigned to another senior executive position in the Footwear Group during the term of this Agreement pursuant to paragraph 1(a) hereof, Employee shall have the option to terminate the Agreement upon 90 days prior written notice. In the event that Employee exercises such option to terminate the Agreement, Employee will be entitled to a termination payment equal to his then current annual salary, payable in 12 equal monthly installments on the last day of each month, beginning in the month following such termination.

        (c) If the Company exercises its right to terminate the Agreement as of May 31, 1997, or any subsequent May 31, the Company shall pay Employee a severance payment equal to his then annual salary, payable in 12 equal monthly installments. If Employee accepts new employment while receiving such severance payment, each monthly installment will be reduced by the amount of monthly compensation which Employee receives from his new employment. While unemployed and receiving such severance payment pursuant to this paragraph 2(c),


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Employee also will continue to participate in those fringe benefit programs and plans provided to Employee while he was employed by the Company, in accordance with and to the extent permitted by such benefit programs and plans.

        (d) No termination payments shall be made when any disability payments are payable by the Company pursuant to paragraph 5 of this Agreement or if the Agreement is terminated by the Company at any time for Cause. The Company may terminate this Agreement immediately for Cause, which shall mean breach of any of the provisions of this Agreement, fraud, misrepresentation, theft or embezzlement of the Company's assets, or intentional violations of law or Company policies by Employee.

     3. Upon execution of this Agreement, the Company agrees to pay Employee during the term hereof an annual salary of not less than $450,000, payable in equal biweekly installments; provided, however, that if this Agreement is terminated due to Employee's death or disability, by the Company for cause, by mutual agreement or pursuant to paragraph 2 or if the Company's obligations shall cease and terminate pursuant to paragraph 8 hereof, Employee's salary shall be prorated to the date of such termination. Employee also will receive a restricted stock award of 20,000 shares and a nonqualified stock option award of 50,000 shares pursuant to the Company's 1988 Employee Incentive Plan, with such awards to be approved at the meeting of the Company's Board of Directors to be held on May 20, 1993. Employee will receive four weeks paid vacation each year. In addition, Employee shall be entitled to participate, on a basis and to the extent consistent with his senior executive position, in any deferred compensation program, retirement plan, stock option plan, group insurance and other so-called fringe benefit programs from time to time in force for the benefit of Company employees generally and/or for any group of employees of which Employee is a member, provided that he meets the eligibility requirements of any such program or plan.

     4. In addition to Employee's annual salary set forth in paragraph 3 above, Employee may earn incentive compensation in the fiscal years ending January 29, 1994, January 28, 1995,


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February 3, 1996 and February 1, 1997, equal to 1.5% (one and one-half percent)
of operating income (after capital costs) of the Footwear Group. Such incentive compensation for the fiscal years ending January 29, 1994, January 28, 1995 and February 3, 1996 will be not less than $250,000. Employee will receive the guaranteed payment for the fiscal year ending January 29, 1994 upon execution of this Agreement and subsequent payments upon distribution of executive bonuses for each fiscal year. The basis for incentive compensation for the fiscal year ending January 31, 1998 and subsequent fiscal years shall be annually determined.

     5. If, during the term of this Agreement, Employee shall become permanently disabled so as to be unable to carry out his duties hereunder for a period of six consecutive months, this Agreement shall terminate at the end of such six-month period and the Company shall have no obligation to make termination payments pursuant to paragraph 2 of this Agreement. The Company shall pay Employee a total disability benefit equal to twice his annual salary at the time disability began; provided, however, that the disability benefit payable by the Company shall be reduced by the amount of any disability payments which Employee actually receives, during the period that such disability benefit is being paid, under any Company-paid group insurance program. Such disability benefit payable by the Company shall be paid in 120 equal monthly installments on the last day of each month, commencing with the month following such six consecutive months of permanent disability. If Employee dies after such termination of this Agreement, but prior to his receipt of the full 120 monthly installments of the disability benefit, the remaining monthly installments shall be paid by the Company when due to the person or persons, including trustees, he has designated as beneficiary thereof or, in the event he has made no such designation, to his estate.

     6. If Employee and the Company are unable to agree as to whether or not Employee is permanently disabled so as to be unable to carry out his duties hereunder, the question of permanent disability shall be submitted to three doctors, one of whom shall be appointed by


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Employee or his legal representative, one by the Company and the third by the first two appointed, and the decision of any two of them shall be final and binding. If the question of permanent disability is raised, Employee agrees to submit to medical examination of such three doctors and to permit the Company to have access to their findings, provided that the Company shall bear all costs of the medical examinations and preparation of the medical reports by the three doctors.

     7. (a) Employee and the Company mutually agree that, during the term of this Agreement, Employee will neither use nor disclose legally protected intellectual property, trade secrets or confidential business information of Employee's former employer.

        (b) Employee expressly covenants and agrees that he will not at any time, either during the term of this Agreement or thereafter, directly or indirectly use, convey or permit the use of any trade secrets or other proprietary and/or confidential information of, or relating to, the Company or any of its subsidiaries, in connection with any activity or business, except the business of the Company or any such subsidiary. Employee also agrees during the term of this Agreement or thereafter that he will not divulge such information to any person, firm or corporation whatsoever, except as may be necessary in the performance of his duties hereunder. The obligations of Employee contained in this paragraph shall not apply to any information which was known to the public at the time of its receipt by Employee or shall become known generally to the public in any manner other than by an improper act of Employee.

     8. In the event of the merger or consolidation of the Company into another corporation (hereinafter called the "successor corporation"), or in the event of the sale of all or substantially all of the Company's assets to another corporation (hereinafter called the "other corporation"), the Company shall assign all of its right, title and interest under this Agreement to the successor or other corporation, and shall require such successor or other corporation to assume and agree to perform all of the terms and conditions and provisions imposed on the Company by this Agreement. After such assignment, assumption and agreement, all further


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rights as well as all further obligations of the Company under this Agreement shall cease and terminate. The successor or other corporation shall become and remain liable to Employee to perform all obligations of the Company hereunder (except the obligation to delegate to him the duties and responsibilities set forth herein) until the end of the term of this Agreement, provided that Employee shall have the right to terminate this Agreement at any time within six months after the merger or consolidation or the sale of assets becomes effective, by giving the successor or other corporation 90 days prior written notice. If this Agreement is terminated by Employee during such six-month period, Employee will be entitled to receive the termination payment in accordance with paragraph 2 above.

     9. Employee and the Company will execute a Severance Compensation Agreement which will provide that Employee shall have the right to terminate his employment for Good Reason as provided in such Severance Compensation Agreement. In the event that Employee shall exercise his right to terminate his employment for Good Reason under the Severance Compensation Agreement, this Agreement also shall terminate, but such termination shall not relieve the Company from liability to Employee resulting from any breach of the terms of this Agreement by the Company. If Employee shall terminate his employment for Good Reason pursuant to the Severance Compensation Agreement and become entitled to payments thereunder, he will not be eligible to receive termination payments pursuant to paragraphs 2 or 8 of this Agreement.

     10. If Employee's employment under this Agreement terminates, other than by mutual agreement, Employee's disability or because the Company exercises its right to terminate effective May 31, 1997 or any subsequent May 31, Employee agrees that -

              (i) with respect to termination by the Company at any time for Cause or termination by Employee prior to May 31, 1997, for the period of 12 months following the date of such termination, or

              (ii) with respect to termination under any other proper circumstances, for the period ending on the last day of the month in which the final termination payment


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        under paragraph 2 is paid to Employee.

He will not, without the prior written consent of the Company, directly or indirectly, as sole proprietor, partner, employee, officer, director, shareholder, trustee, advisor, consultant or independent contractor, or in any other manner or capacity whatsoever, engage or participate in manufacturing, importing, exporting, distributing or retailing of footwear or related products in any state of the United States or in Canada.

     11. For a period of 12 months following the date of termination of Employee's employment by the Company for any reason whatsoever, Employee will not, without the express written consent of the Company, recruit, solicit or induce any employees of the Company to terminate their employment with the Company.

     12. Employee agrees that the remedy at law for his breach of the provisions of paragraphs 10 or 11 will be inadequate, and that the Company will be entitled to injunctive relief (as well as any other form of remedy available to the Company, including but not limited to the forfeiture of any rights remaining under this Agreement) for any such breach.

     13. Any notice or notification provided for herein shall be in writing and shall not be deemed to have been duly given unless mailed by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at his or its address stated herein or such other address as either party may from time to time establish by notice in writing to the other. If notice or notification is given to the Company by Employee hereunder, it shall be addressed to the President and Chief Executive Officer of the Company with a copy to the Company's General Counsel.

     14. This Agreement, together with the Severance Compensation Agreement, expresses in full the understanding of the Company and Employee, and all promises, representations, understandings, arrangements and prior agreements with regard to Employee's employment by the Company (other than those set forth in the Severance Compensation Agreement) are merged herein. This Agreement may not be altered, amended or revoked except by a writing signed by


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Employee and the Company or a successor or other corporation.

     15. If any provision of this Agreement or its application to any circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to circumstances other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby; and each provision thereof shall be valid and shall be enforced to the fullest extent permitted by law. If the Company claims that Employee has violated this Agreement and litigation results with respect to such claims, or if Employee commences litigation to enforce his rights under this Agreement, each party shall be responsible for that party's own costs and expenses of the litigation, including reasonable attorney's fees.

     16. This Agreement shall be subject to and construed in accordance with the laws of Ohio; and it shall inure to the benefit of and be binding upon the parties hereto and upon the Company's successors and assigns. Neither this Agreement nor the right and obligations of Employee hereunder shall be transferable or assignable by Employee.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above mentioned.

                                        THE UNITED STATES SHOE CORPORATION
ATTEST

/s/ James J. Crowe                      /s/ Bannus B. Hudson
- - - - - - --------------------------------        ---------------------------------------
James J. Crowe, Secretary               Bannus B. Hudson, President and
                                        Chief Executive Officer

                                        /s/ Noel E. Hord
                                        ---------------------------------------
                                        Noel E. Hord